UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 7, 2009 (May 4, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                On May 4, 2009, Dale B. Wolf, former chief executive officer of Coventry Health Care Inc. (the “Company”), entered into a Separation of Employment Agreement and General Release with the Company (the “Separation Agreement”), pursuant to which, among other things, Mr. Wolf resigned from the Company’s board of directors. The Separation Agreement’s material terms are described under Item 5.02(e) below. The Company does not intend to fill the board vacancy created by Mr. Wolf’s resignation and plans to formally reduce the size of the board by one seat.

(e)	Dale B. Wolf Separation Agreement

On May 4, 2009, the Company and its former chief executive officer, Dale B. Wolf, entered into a Separation Agreement setting forth the terms of Mr. Wolf’s departure from the Company, including his resignation from the Company’s board of directors.

Under the Separation Agreement, Mr. Wolf will receive the compensation to which he was entitled under his Employment Agreement with the Company dated December 19, 2007 in the event of a termination without cause. This includes a monthly payment of $167,916.67 for 24 months beginning May 1, 2009, which in the aggregate equals two times Mr. Wolf’s base salary at the time of his resignation as chief executive officer plus his average cash performance bonus for the 2007 and 2008 calendar years. Mr. Wolf and his dependents will receive continued health insurance from the Company until April 30, 2011. All outstanding stock options and restricted stock held by Mr. Wolf that would have vested through April 30, 2010 will immediately vest.

Mr. Wolf’s resignation from the Company’s board of directors became effective as of April 30, 2009. Mr. Wolf and the Company entered into a mutual release and waiver of claims related to his employment and Mr. Wolf is entitled to a payment of $650,000 in connection therewith. He and the Company agreed that the non-competition restrictions on Mr. Wolf will remain in effect through April 30, 2011.

The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation of Employment Agreement and General Release dated May 4, 2009, by and between Dale B. Wolf and Coventry Health Care, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Name: Shawn M. Guertin
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer
Dated: May 7, 2009

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation of Employment Agreement and General Release dated May 4, 2009, by and between Dale B. Wolf and Coventry Health Care, Inc.